UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2009

Ener1, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2009, Ener1, Inc. ("Ener1") entered into an Open Market Sale Agreement (the "Agreement") with Jefferies & Company, Inc. (the "Agent"), pursuant to which Ener1 may offer and sell, from time to time, shares of the Ener1's common stock with an aggregate sales price of up to $40,000,000. Sales of the shares will be executed by means of ordinary brokers’ transactions on the Nasdaq Global Market at market prices, privately negotiated transactions, crosses or block transactions and such other transactions as may be agreed between us and the Agent, including a combination of any of these transactions. Under the terms of the Agreement, we also may sell shares to the Agent as a principal for its own account at a price agreed upon at the time of sale. The Agreement is filed herein as an exhibit and is hereby incorporated by reference.

The above description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 1.1

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Open Market Sale Agreement with Jefferies & Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

May 26, 2009	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Open Market Sale Agreement with Jefferies & Company, Inc.